Exhibit 10.1

SIXTH AMENDMENT TO THE AMENDED AND RESTATED

THE CHEESECAKE FACTORY INCORPORATED EXECUTIVE SAVINGS PLAN

This Sixth Amendment to the Amended and Restated The Cheesecake Factory Incorporated Executive Savings Plan (the “Sixth Amendment”), is effective June 16, 2015.

A.  RECITALS

1.                 The Cheesecake Factory Incorporated, a Delaware corporation (“Company”) established an unfunded deferred compensation plan, entitled “The Cheesecake Factory Executive Savings Plan” (the “1999 Plan”), to provide supplemental deferred income benefits for a select group of management and highly compensated employees of the Company and its subsidiaries, and members of the board of directors of the Company, through deferrals of salary and bonuses, discretionary Company contributions, and deferral of directors’ fees.

2.                 On July 23, 2008, the Company amended and restated the 1999 Plan so that the provisions of Exhibit A thereto would apply only to Deferrals and Company Contributions contributed and vested on or before December 31, 2004 (“Plan A”) and that the provisions of Exhibit B thereto would apply only to Elective Deferrals and Company Contributions contributed or vested on or after January 1, 2005 (“Plan B”). The amended and restated 1999 Plan, collectively with Plan A and Plan B, is hereafter referred to as the “Restated Plan”.

3.                 The Company amended the Restated Plan by a by a First Amendment to Amended and Restated Executive Savings Plan, dated, January 1, 2009 (“First Amendment”), Second Amendment to Amended and Restated Executive Savings Plan, dated, April 1, 2010 (“Second Amendment”), Third Amendment to Amended and Restated Executive Savings Plan, dated, June 22, 2012 (“Third Amendment”), Fourth Amendment to Amended and Restated Executive Savings Plan, dated, February 25, 2013 (“Fourth Amendment”) and Fifth Amendment to Amended and Restated Executive Savings Plan, dated August 7, 2014.  The Restated Plan as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment is referred to as the “Plan.”

4.                 The Company now desires to further amend the Plan in accordance with this Sixth Amendment.

5.                 Unless otherwise defined in this Sixth Amendment to the contrary, all capitalized terms herein shall have the meaning given such term in the Restated Plan.

B.  AMENDMENT

I.                          Section 1.2(cc) (Open Enrollment Period) of Plan B is hereby deleted and is replaced by the following new Section 1.2(cc):

“(cc) Open Enrollment Period shall mean a period of at least three weeks commencing in either October or November of each Plan Year, as determined by the Plan Administrator from time to time, but in all events ending on or before December 31 of such Plan Year.”

Except as herein modified, all other terms and conditions of the Plan shall remain in full force and effect.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to be effective as of the date stated above.

The Cheesecake Factory Incorporated,
a Delaware Corporation

By:
David Overton

Its:
Chief Executive Officer